EXECUTION VERSION

NG ADVANTAGE LLC
NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (this “Agreement”) is dated as of February 15, 2019, by and between NG Advantage LLC, a Delaware limited liability company (the “Company”), and Clean Energy, a California corporation (“Clean Energy”). The Company and Clean Energy hereby agree as follows:
SECTION 1
AUTHORIZATION, SALE AND ISSUANCE

a.	Authorization, Sale and Issuance of Note.
The Company shall, prior to the Closing (as defined below), authorize the sale and issuance of a convertible promissory note in the form attached hereto as Schedule A in the principal amount of up to $5,000,000 (the “Note”), along with the Company’s Common Units (as defined in the Operating Agreement (as defined below)) into which the Note may be converted in accordance with the terms thereof (such Common Units, the “Units,” and together with the Note, the “Securities”). Subject to the terms and conditions of this Agreement, Clean Energy agrees to purchase the Note in accordance with the terms of this Agreement and the Note, and the Company agrees to sell and issue the Note to Clean Energy at the Closing. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note.
SECTION 2
CLOSING AND DELIVERY

2.1	Closing.
The purchase, sale and issuance of the Note to Clean Energy (the “Closing”) shall take place on the date hereof at the offices of Clean Energy, located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660.

2.2	Issuance and Delivery.
At the Closing, the Company shall issue and deliver the Note to Clean Energy and shall update the Company’s unit ledger and all other applicable books and records to reflect such issuance.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Clean Energy, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

3.1	Organization, Good Standing and Qualification.
The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Securities and to perform its obligations pursuant to this Agreement and the Amended and Restated Limited Liability Company Operating Agreement of the Company dated July 14, 2017, as subsequently amended on February 28, 2018, October 1, 2018 and on or about the date hereof (such amendment dated on or about the date hereof, the “Operating Agreement Amendment,” and such agreement, as so amended to date, the “Operating Agreement”). The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s condition, assets, properties, operating results, business or prospects, financially or otherwise, as now conducted and as proposed to be conducted (a “Material Adverse Effect”).

3.2	Issuance.
The Units, when issued and delivered and paid for in compliance with the provisions of this Agreement and the Note, will be validly issued, fully paid and nonassessable. The Securities will be free of any liens or encumbrances, other than any liens or encumbrances created by Clean Energy; provided, however, that the Securities are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein, in the Operating Agreement and in the Amended and Restated Right of First Offer and Co-Sale Agreement, dated as of October 14, 2014, among the Company, Clean Energy and the additional individuals and entities listed on Exhibit A and Exhibit B thereto (the “Right of First Offer and Co-Sale Agreement”). Except as set forth in the Operating Agreement or the Right of First Offer and Co-Sale Agreement, the Securities are not subject to any preemptive rights or rights of first offer.

3.3	Authorization.
All limited liability company action on the part of the Company and its managers, officers and members necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities, and the performance of all of the Company’s obligations under this Agreement, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4	Governmental Consents.
No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of the Company is required in connection with the valid execution and delivery of this Agreement by the Company, the offer, sale or issuance of the Securities, or the performance by the Company of its obligations under this Agreement, except (a) the filing of such notices as may be required under the Securities Act and (b) such filings as may be required under applicable state securities laws, each of which will be timely filed within the applicable periods therefor.

3.1	Offering.
Subject to the accuracy of Clean Energy’s representations and warranties in Section 4, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.2	Compliance.
The Company is not in violation of its Certificate of Formation as in effect on the date hereof or any term of the Operating Agreement, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. To the best of the Company’s knowledge, the Company is not in violation of any federal, state or local statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company, the conduct of its business or its properties. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to, and consummation of the transactions contemplated by, this Agreement, and the sale and issuance of the Securities, will not (a) result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under, or constitute an event that could entitle any counterparty or other third party to exercise any additional rights under or result in the acceleration of the maturity of any material indebtedness of the Company or the performance of any obligation of the Company under, the Company’s Certificate of Formation or its Operating Agreement or any such mortgage, indebtedness, indenture, contract, agreement, instrument, judgment order or decree, (b) result in the violation of, or conflict with, any federal or state statute, rule or regulation applicable to the Company or its properties, (c) constitute an event that results in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or (d) constitute an event that results in the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.3	No “Bad Actor” Disqualification Events.
The Company has exercised reasonable care, in accordance with the rules and guidance of the Securities and Exchange Commission (“SEC”) to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering of the Securities, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

3.4	Disclosure.
The Company has fully provided Clean Energy with all the information necessary for Clean Energy to decide whether to purchase the Securities. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith, contains any untrue statement of a material fact or, to the best of the Company’s knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made. With respect to any projections of the Company’s future operations provided by the Company to Clean Energy, the Company represents that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Clean Energy hereby represents and warrants to the Company, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

4.1	No Registration.
Clean Energy understands that the offer and sale of the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Clean Energy’s representations as expressed herein or otherwise made pursuant hereto.

4.2	Investment Intent.
Clean Energy is acquiring the Units for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Clean Energy has no present intention of selling, granting any participation in, or otherwise distributing the same. Clean Energy further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

4.3	Investment Experience.
Clean Energy has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that it can protect its own interests. Clean Energy has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Company.

a.	Speculative Nature of Investment.
Clean Energy understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Clean Energy can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment hereunder.

b.	Accredited Investor.
Clean Energy is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

c.	Residency.
Clean Energy’s principal place of business is in the State of California.

d.	Rule 144.
Clean Energy acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Clean Energy is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Clean Energy understands that the current public information about the Company referred to above is not now available, and the Company has no present plans to make such information available. Clean Energy acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Clean Energy wishes to sell the Securities, and that, in such event, Clean Energy may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Clean Energy acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. Clean Energy understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

e.	No Public Market.
Clean Energy understands and acknowledges that no public market now exists for the Securities or any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for such securities.

f.	Authorization.
(a)    Clean Energy has all requisite power and authority to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement. All corporate or other applicable action on the part of Clean Energy necessary for the authorization, execution, delivery and performance of this Agreement by Clean Energy, and the performance of all of Clean Energy’s obligations under this Agreement, has been taken or will be taken prior to the Closing.
(b)    This Agreement, when executed and delivered by Clean Energy, will constitute the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies or by general principles of equity.
(c)    No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of Clean Energy is required in connection with the valid execution and delivery of this Agreement by Clean Energy or the performance by Clean Energy of its obligations under this Agreement

g.	Legends.
Clean Energy understands and agrees that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any unit split, unit dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement, the Right of First Offer and Co-Sale Agreement or under applicable state securities laws):
“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THEY MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”
SECTION 5
CONDITIONS TO CLEAN ENERGY’S OBLIGATIONS TO CLOSE
Clean Energy’s obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, in each case unless waived by Clean Energy:

5.1	Representations and Warranties.
The representations and warranties made by the Company in Section 3 shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

5.2	Covenants.
The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3	State Securities Laws.
The Company shall have obtained all permits and qualifications required by state securities laws, or have the availability of exemptions therefrom, for the offer and sale of the Securities.

5.4	Operating Agreement Amendment.
The Operating Agreement Amendment shall have been duly authorized, executed and delivered by the members holding sufficient membership units to make such amendment effective, and the Operating Agreement (as so amended) shall be in full force and effect.

5.5	Permits, Qualifications and Consents.
All permits, authorizations, approvals or consents of, or filings with or notices to, any federal, state or local governmental authority or regulatory body of the United States or any other third party that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained or made and shall be effective as of the Closing, except solely for those which are to be obtained or made after the Closing, all of which shall be obtained or made by the Company by the applicable deadlines therefor.

5.6	Proceedings and Documents.
All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Clean Energy and its counsel, and Clean Energy or its counsel shall have received all such counterpart original and certified or other copies of such other documents as any of them may reasonably request.

5.7	Waiver of Rights.
At or prior to the Closing, the Company, its managers and all then-current members of the Company shall have taken all action to fully waive any rights of first offer, preemptive rights or any other rights in connection with the sale and issuance of the Securities hereunder.
SECTION 6
CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE
The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

6.1	Representations and Warranties.
The representations and warranties made by Clean Energy in Section 4 shall be true and correct when made and shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

6.2	Covenants.
Clean Energy shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by it on or prior to the date of the Closing.
SECTION 7
MISCELLANEOUS

7.1	Amendment.
Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by the Company and Clean Energy. Any such amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.

7.2	Notices.
All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to Clean Energy, to the attention of the Sr. Vice President, Corporate Transactions, and Chief Legal Officer of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address); and
(b)    if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address).
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.3	Governing Law.
This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4	Reserved.

7.5	Survival; Indemnification.
(a)    The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be effected by any investigation made by or on behalf of any party hereto.
(b)    The Company shall indemnify and hold harmless Clean Energy and each of its directors, officers, stockholders, affiliates, agents and representatives from and against and in respect of any and all actions, causes of action, suits, proceedings, claims, appeals, demands, assessments, judgment, losses, damages, liabilities, interest, fines, penalties, costs and expenses (including, without limitation, attorneys’ fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection therewith), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company made in this Agreement or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby or thereby.

7.6	Successors and Assigns.
This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other party, except for any such assignment, transfer, delegation or sublicense by Clean Energy to any of its Permitted Transferees (as defined in the Operating Agreement). Any attempt by any party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.7	Entire Agreement.
This Agreement, including the exhibits attached hereto and the other documents referred to herein, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8	No Waiver.
Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.9	Remedies.
In addition to being entitled to exercise all rights provided herein or granted by applicable law, each party hereto acknowledges and agrees that monetary damages may not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for any such breach or threatened breach hereunder. All remedies, either under this Agreement or by applicable law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative and a party’s exercise of any such remedy will not constitute a waiver of such party’s right to assert any other legal remedy available to it.

7.10	Severability.
If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.11	Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12	Telecopy Execution and Delivery.
A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto shall execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.13	Jurisdiction; Venue.
Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.14	Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.15	Further Assurances.
Each party hereto shall execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

7.16	Jury Trial.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
[Signature Pages Follow]

The parties are signing this Note Purchase Agreement as of the date first written above.

NG ADVANTAGE LLC a Delaware limited liability company
By /s/ Michael M. Parker Name: Michael M. Parker Title: Acting CFO

The parties are signing this Note Purchase Agreement as of the date first written above.

CLEAN ENERGY a California corporation
By /s/ Andrew J. Littlefair Name: Andrew J. Littlefair Title: President and Chief Executive Officer

SCHEDULE A
FORM OF NOTE
THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THEY MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
NG ADVANTAGE LLC
CONVERTIBLE PROMISSORY NOTE
Up to $5,000,000.00                    Original Issuance Date: February 15, 2019
FOR VALUE RECEIVED, NG Advantage LLC, a Delaware limited liability company (the “Company”), promises to pay to Clean Energy, a California corporation (“Clean Energy,” and Clean Energy or such other Person as is the registered holder of this Note, the “Holder”), or its registered assigns, the principal sum of up to Five Million Dollars ($5,000,000.00) (such amount, the “Maximum Principal Amount”), or such lesser amount as shall equal the outstanding principal amount hereunder, together with interest on the unpaid principal balance accrued from the date on which a Delayed Draw Loan (as defined below) is first made by the Holder pursuant to this Convertible Promissory Note (this “Note”), at a rate equal to 3.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All amounts owed under this Note shall be unsecured indebtedness of the Company.
This Note is issued pursuant to the terms of that certain Note Purchase Agreement dated as of February 15, 2019 (the “Agreement”), by and between the Company and Clean Energy.
The following sets forth the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, and the Company agree:
1.Delayed Draw Loans; Draw Down Requests. On the terms and subject to the conditions of this Note, the Holder agrees to make loans to the Company hereunder (each, a “Delayed Draw Loan”) in an aggregate amount not to exceed the Maximum Principal Amount. The Company may, from time to time and at its election, request from the Holder one or more Delayed Draw Loans hereunder by executing and delivering a request letter in substantially the form attached hereto as Exhibit A (each, a “Draw Down Request”); provided that (a) the Company shall not deliver any Draw Down Request if an Event of Default has occurred and is continuing hereunder, and (b) the Company shall not deliver any Draw Down Request after June 30, 2019. No later than ten (10) days following the Holder’s receipt of a Draw Down Request executed and delivered in accordance with the terms and conditions of this Note, the Holder shall deliver to the Company as a Delayed Draw Loan the amount set forth in the Draw Down Request by wire transfer to the account of the Company as set forth in the Draw Down Request. Upon the Company’s receipt of the proceeds from each Delayed Draw Loan, the amount of such proceeds shall automatically be added to the outstanding principal amount hereunder. Notwithstanding anything to the contrary in this Note, the aggregate amount of all Delayed Draw Loans requested pursuant to all Delayed Draw Requests shall not at any time exceed the Maximum Principal Amount.
2.Maturity Date. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (a) the four (4)-year anniversary of the date on which this Note is first issued, as set forth above (the “Original Issuance Date”) (the “Maturity Date”), or (b) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof.
3.Payments.
(a)Interest. All accrued and unpaid interest hereunder shall be payable on the Maturity Date.
(b)Prepayment. The Company shall not prepay the outstanding principal amount owed under this Note prior to the two (2)-year anniversary of the Original Issuance Date without the prior written consent of Clean Energy. The Company shall be entitled to prepay the outstanding principal amount owed under this Note, in whole or in part, at any time on or after the two (2)-year anniversary of the Original Issuance Date. Any such amounts that are prepaid may not be reborrowed. The Company may, at its election and at any time, prepay, in whole or in part, accrued and unpaid interest hereunder.
(c)Mandatory Prepayment. In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control.
4.Conversion.
(d)Voluntary Conversion. The Holder may, at any time and from time to time prior to the Company’s payment in full of all amounts owed hereunder, convert, in whole or in part, the outstanding principal amount of this Note and the accrued and unpaid interest under this Note into fully paid and nonassessable Common Units at a price per unit equal to the then-applicable Conversion Price.
(e)Voluntary Conversion Upon a Change of Control or Initial Public Offering. If, prior to the Company’s payment in full of all amounts owed hereunder, a Change of Control or an Initial Public Offering occurs, then the Holder shall have the right, at the Holder’s election, to convert, in whole or in part, the outstanding principal amount of this Note and all accrued and unpaid interest under this Note as of immediately prior to such Change of Control or Initial Public Offering into fully paid and nonassessable Common Units at a price per unit equal to the Conversion Price.
(f)Adjustments. The Conversion Price and/or the number of Common Units into which this Note may be converted shall be subject to adjustment from time to time as set forth in this Section 4(c). Upon the occurrence of each such adjustment, the Company shall, at the request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number of Common Units, describing the transactions giving rise to such adjustment and showing in reasonable detail the facts upon which such adjustment is based.
(i)Subdivisions; Combinations. If the Company at any time while this Note is outstanding subdivides (by any unit split, unit distribution, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Common Units obtainable upon conversion of this Note shall be proportionately increased. If the Company at any time combines (by reverse unit split or otherwise) its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Common Units obtainable upon conversion of this Note shall be proportionately decreased.
(ii)Distributions. During such time as this Note is outstanding, if the Company shall, at any time after the Original Issuance Date, declare or make any distribution of its assets (or rights to acquire its assets) to holders of its Common Units, by way of return of capital or otherwise (including any distribution of cash, units, stock or other securities, property or options by way of a spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but excluding any Tax Distribution (as defined in the Operating Agreement)) (a “Distribution”), then, in each such case, upon the conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Units acquirable upon full conversion of the outstanding principal amount of this Note (without regard to any limitations on exercise hereof) immediately before the date of such Distribution.
(iii)Reclassification. If any reclassification of the equity of the Company shall be effected at any time while this Note is outstanding in such a way that holders of Common Units shall be entitled to receive units, stock, securities or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made so that the Holder hereof shall thereafter have the right to receive upon a conversion of this Note (in lieu of the Common Units immediately theretofore receivable upon the conversion of this Note) such units, stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of then outstanding Common Units equal to the number of Common Units immediately theretofore receivable upon conversion of this Note. In any such reclassification, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note so that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of Common Units receivable upon conversion of this Note) shall thereafter be applicable, as nearly as possible, in relation to any units, stock, securities or other assets or property thereafter deliverable upon the conversion hereof.
(g)Conversion Procedures.
(iv)Mechanics. If this Note is to be converted, the Holder shall deliver a written conversion notice to the Company, which shall notify the Company of its election to convert pursuant to Section 4(a) or Section 4(b) and specify the principal amount of the Note and accrued and unpaid interest under the Note to be converted. Any such conversion shall be effective as of the close of business on the date on which such written conversion notice is delivered to the Company in accordance with the terms of this Note, and as soon as practicable thereafter, the Company shall (A) update its unit ledger and all other applicable books and records to reflect the issuance to the Holder of the number of Common Units issuable upon such conversion and (B) deliver to the Holder a check payable to the Holder for any cash amounts owed as described in Section 4(d)(ii). If any such conversion is for all outstanding amounts owed under this Note, then, concurrently with or as soon as practicable after delivery of such a written conversion notice, the Holder shall deliver to the Company the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for cancellation.
(v)No Fractional Common Units. No fractional Common Units shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional Common Units to the Holder upon a conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a Common Unit not so issued.
(vi)Effect of Conversion. At such time as the conversion of all or any portion of this Note has been effected as set forth in Section 4(d)(i), the rights of the Holder under this Note, to the extent of the conversion, shall cease, and the Holder shall thereafter be deemed to have become the holder of record of the Common Units issuable upon such conversion (whether or not this Note has been delivered to the Company for cancellation in the event such conversion is for all outstanding amounts owed under this Note). Upon conversion of this Note in full and the payment of any cash amounts owed pursuant to Section 4(d)(ii), the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation as set forth in Section 4(d)(i).
(vii)Compliance with Laws and Regulations. The Company shall take all such actions as may be necessary to ensure that all Common Units issued upon conversion of all or any portion of this Note may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such Common Units may be then listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).
(h)Notices. In the event of:
(viii)Any distribution to any holders of any class of securities of the Company (other than a Tax Distribution, as defined in the Operating Agreement) or any grant to any such holders of a right to subscribe for, purchase or otherwise acquire any units or any other securities or property, or to receive any other right;
(ix)Any capital reorganization of the Company, any reclassification or recapitalization of the equity of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
(x)Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, at least ten (10) days prior to the earliest date specified herein, mail to the Holder a notice specifying (A) the date on which the distribution or right is to be made and the amount and character of such distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the date for determining the Company’s members entitled to vote thereon.
5.Subordination.
(i)By accepting this Note, the Holder agrees that all payments on account of the Obligations of the Company to the Holder under this Note or in connection herewith (the “Subordinated Indebtedness”) shall be subordinate and subject in right of payment, to the extent and in the manner set forth herein, to the prior payment in full in cash of the Senior Indebtedness (as defined below).
(j)In the event of any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Company or its property or assets, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshalling or composition of the assets and liabilities of the Company or otherwise, all amounts owing on account of the Senior Indebtedness shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made.
(k)This Section 5 is intended solely for the purpose of defining the relative rights against the Company of the Holder, on the one hand, and the Senior Lenders, on the other hand. Nothing contained herein shall (i) impair, as between the Company and the Holder, the obligation of the Company to pay the principal of or interest on this Note and its other Obligations with respect to the Subordinated Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or (ii) otherwise affect the relative rights against the Company of the Holder, on the one hand, and the creditors of the Company (other than the Senior Lenders), on the other hand.
(l)The Holder, by its acceptance hereof, agrees to negotiate in good faith with any Senior Lender regarding the terms and provisions, which shall be consistent with this Section 5, of such subordination agreements and related instruments and documents as may be reasonably requested by such Senior Lender to effectuate the purposes of this Section 5.
6.Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:
(m)Failure to Pay. The Company shall fail to pay (i) any principal payment on the due date therefor in accordance with the terms of this Note or (ii) any interest payment or other payment required under the terms of this Note on the due date therefor and such payment shall not have been made within five (5) days after the Company’s receipt of written notice to the Company of such failure to pay;
(n)Breaches of Covenants. The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 6(a)) or in the Agreement and such failure shall continue for ten (10) days after the Company’s receipt of written notice to the Company of such failure;
(o)Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in this Note, the Agreement or in connection therewith shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;
(p)Breaches of Other Agreements. Any breach or default by the Company shall exist under any agreement of the Company with any third party or parties that evidences any Senior Indebtedness or involves obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000;
(q)Material Adverse Effect. A Material Adverse Effect (as defined in the Agreement) shall have occurred;
(r)Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property or assets by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;
(s)Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of its property or assets, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered on such proceeding shall not be dismissed or discharged within sixty (60) days after commencement; or
(t)Judgments. A final judgment or order for the payment of money in excess of $1,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Company by any court or other governmental authority and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.
7.Upon an Event of Default.
(u)Company’s Notice Obligations. Upon the occurrence of any Event of Default, the Company shall, as soon as possible and in any event within three (3) days after the occurrence thereof, provide to the Holder written notice of each event which either (a) is an Event of Default, or (b) with the giving of notice or lapse of time or both would be an Event of Default, in each case setting forth the details of such event and the action the Company proposed to take with respect thereto.
(v)Rights of the Holder. Upon the occurrence of any Event of Default other than an Event of Default set forth in Sections 6(f) or 6(g), and at any time thereafter during the continuation of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations of the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default set forth in Sections 6(f) and 6(g), immediately and without notice, all outstanding Obligations of the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuation of any Event of Default, the Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
8.Definitions. As used in this Note, the following capitalized terms have the meanings given to them below:
(w)“Change of Control” shall mean (i)  any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Managers or an equivalent body, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.
(x)“Common Units” shall mean the Company’s Common Units or any class or type of security into which the Company’s Common Units may be converted or for which the Company’s Common Units may be exchanged in connection with any recapitalization, conversion to the corporate form, or any other similar transaction.
(y)“Conversion Price” shall mean $2.50 per Common Unit, as adjusted as set forth in Section 4(c).
(z)“Initial Public Offering” shall mean the closing of the Company’s first public offering of any of the Company’s securities pursuant to a registration statement filed and declared effective under the Securities Act.
(aa)“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq., as amended from time to time) (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.
(ab)“Operating Agreement” shall mean Company’s Amended and Restated Limited Liability Company Operating Agreement dated July 14, 2017, as subsequently amended on February 28, 2018, October 1, 2018 and on or about the date hereof and as amended from time to time after the date hereof.
(ac)“Person” shall mean and include an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, joint venture or other entity or a governmental authority.
(ad)“Securities Act” shall mean the Securities Act of 1933, as amended.
(ae)“Senior Indebtedness” shall mean any indebtedness, liabilities and other obligations of the Company to any Senior Lender with respect to any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit by such Senior Lender, except for indebtedness or other obligations which are specifically designated not to be Senior Indebtedness for purposes of this Note in the instruments evidencing such indebtedness or obligations or which by their terms are subordinated to any other category or class of indebtedness of the Company.
(af)“Senior Lender” shall mean any bank, insurance company or financial institution engaged in the business of lending money.
(ag)“Subordinated Debt Payment” means any payment or distribution by or on behalf of the Company, directly or indirectly, of assets of the Company of any kind or character, whether in cash, property or securities, for or on account of the Subordinated Indebtedness.
9.Miscellaneous.
(ah)Successors and Assigns; Transfers.
(xi)Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(xii)The Holder shall be entitled to transfer, assign or otherwise dispose of this Note and the securities into which this Note may be converted at any time and from time to time; provided that the Holder shall give prior written notice to the Company of any such transfer, assignment or other disposition. Each Note so transferred and each certificate representing other securities so transferred shall bear a legend in substantially the form set forth on the first page of this Note as to the applicable restrictions on transferability to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required to ensure compliance with the Securities Act. Subject to the foregoing, transfers, assignments or other dispositions of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereunder and for all other purposes whatsoever, whether or not this Note shall be overdue.
(xiii)Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.
(ai)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed: (i) if to the Holder, to the attention of the Sr. Vice President, Corporate Transactions, and Chief Legal Officer of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address), or at such other address as such Holder shall have furnished the Company in writing in accordance with this Section 9(b); and (ii) if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address), or at such other address as the Company shall have furnished the Holder in writing in accordance with this Section 9(b). Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (A) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (B) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (C) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
(aj)Amendment. Except as expressly provided herein, neither this Note nor any term hereof may be amended or waived other than by a written instrument signed by the Company and the Holder. Any such amendment or waiver effected in accordance with this Section 9(c) shall be binding upon each Holder of this Note or any securities issuable upon conversion hereof, including any future holder of such securities.
(ak)Severability. If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Note shall be enforceable in accordance with its terms.
(al)Payment. Unless converted into Common Units pursuant to the terms hereof, all payments hereunder shall be made in immediately available lawful tender of the United States.
(am)Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, the portion of the interest payment representing such excess shall be deemed a payment of principal and applied against the principal of this Note.
(an)Company Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(ao)No Waiver by the Holder. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Holder upon the occurrence of any Event of Default shall impair any such right, power or remedy of the Holder, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any similar Event of Default thereafter occurring, nor shall any waiver of any single Event of Default be deemed a waiver of any other Event of Default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any Event of Default that may occur under this Note, or any waiver on the part of the Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
(ap)Governing Law. This Note shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
(aq)Waiver of Jury Trial. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS NOTE.
(Signature Page Follows)

The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

NG ADVANTAGE LLC
a Delaware limited liability company

By:/s/ Michael M. Parker
Name: Michael M. Parker
Title: Acting CFO

EXHIBIT A
Draw Down Request
Clean Energy
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
Attn: Sr. Vice President, Corporate Transactions,
and Chief Legal Officer
[•], 2019
Re: Draw Down Request
Dear Mr. Jensen,
Pursuant and subject to the terms of that certain Convertible Promissory Note (“Note”) issued to Clean Energy (the “Holder”) by NG Advantage LLC (the “Company”) on the Original Issuance Date of February __, 2019, the Company hereby delivers this Draw Down Request for a Delayed Draw Loan in an amount equal to [•] Dollars ($[•]). The Company’s wire instructions for payment of such Delayed Draw Loan are set forth below. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note.
The Company represents and warrants to the Holder that (i) no Event of Default has occurred and is continuing as of the date hereof and (ii) after giving effect to this Draw Down Request and the Draw Down Loan requested herein, the Company shall not have exceeded the Maximum Principal Amount.

NG ADVANTAGE LLC

By:
Name:
Title:

Company Wire Instructions:

1